Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FIRST QUARTER 2015 RESULTS

First Quarter 2015 Key Metric Highlights
▪ Sales decreased 4% to $658 million, up 4% excluding unfavorable foreign exchange
▪ Operating income margin of 13.8% of net sales
▪ Diluted EPS of $0.89
▪ Cash flows from operations increased to $53 million
▪ ROIC increased 100 bps to 20.1%

CLEVELAND, Ohio, Tuesday, April 21, 2015 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported first quarter 2015 net income of $68.4 million, or $0.89 diluted earnings per share (EPS). This compares with net income of $56.5 million, or EPS of $0.69 and adjusted net income of $74.1 million, or EPS of $0.91, in the comparable 2014 period. The 2014 adjusted EPS includes $0.14 of earnings from our Venezuelan operations, which operates in a hyper-inflationary environment. This compares with earnings of $0.03 per share from our Venezuelan operations in the first quarter 2015.

Sales decreased 4.0% to $657.9 million in the first quarter 2015 versus $685.1 million in the comparable 2014 period primarily due to unfavorable foreign currency translation and lower volumes in the Asia Pacific segment. Operating income for the first quarter increased 12.5% to $90.5 million, or 13.8% of sales, from $80.4 million, or 11.7% of sales, in the comparable 2014 period.  Adjusted operating income decreased 7.7% to $90.5 million or 13.8% of sales, compared with $98.1 million, or 14.3% of sales in 2014. Excluding Venezuelan operations, our adjusted operating margin would have increased 60 basis points from the comparable 2014 period.

Christopher L. Mapes, Chairman, President and Chief Executive Officer stated, "Our business demonstrated resilience in a challenging first quarter. We achieved volume growth in Europe Welding and The Harris Products Group on solid execution of their commercial initiatives, and maintained steady volume performance in North America. As anticipated, we experienced weakness in South American end-markets and continued to strategically reposition our business in Asia Pacific for long-term profitable growth. Our first quarter profitability margins remained strong on operational initiatives and favorable mix, helping offset unfavorable foreign exchange translation. Cash flows from operations improved, supporting an accelerated return of cash to shareholders through share repurchases and dividends in the quarter.”

Dividend and Share Repurchases

The Company’s Board of Directors declared a quarterly cash dividend of $0.29 per share, which was paid on April 15, 2015 to shareholders of record as of March 31, 2015. During the quarter, the Company returned $102.9 million to shareholders through the repurchase of the Company’s common shares.

Other Matters

The Company issued Senior Unsecured Notes (the "Notes") totaling $350 million through a private placement, of which $150 million in proceeds were received during April 2015. The Notes have maturities ranging from 10 to 30 years with a weighted average effective interest rate of 3.5% and an average tenure of 19 years. The proceeds will be used for general corporate purposes.

Lincoln Electric Reports First Quarter 2015 Financial Results

Webcast Information

A conference call to discuss first quarter 2015 financial results will be webcast live today, April 21, 2015, at 9:00 a.m., Eastern Time.  This webcast is accessible at http://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register and download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 11243771. Telephone participants are asked to dial in 10-15 minutes prior to the start of the conference call.

Financial results for the first quarter 2015 can also be obtained at http://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 47 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.  Please refer to the attached schedule for a reconciliation of non-GAAP financial measures to the related GAAP financial measures.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations, including in highly inflationary countries such as Venezuela; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three months ended March 31,				Fav (Unfav) to Prior Year
	2015	% of Sales	2014	% of Sales	$	%
Net sales	$657,900	100.0%	$685,062	100.0%	$(27,162)	(4.0%)
Cost of goods sold	437,510	66.5%	458,726	67.0%	21,216	4.6%
Gross profit	220,390	33.5%	226,336	33.0%	(5,946)	(2.6%)
Selling, general & administrative expenses	129,891	19.7%	145,915	21.3%	16,024	11.0%
Rationalization and asset impairment charges (gains)	—	—	(17)	—	(17)	(100.0%)
Operating income	90,499	13.8%	80,438	11.7%	10,061	12.5%
Interest income	593	0.1%	914	0.1%	(321)	(35.1%)
Equity earnings in affiliates	849	0.1%	1,561	0.2%	(712)	(45.6%)
Other income	2,610	0.4%	1,083	0.2%	1,527	141.0%
Interest expense	(1,844)	(0.3%)	(1,570)	(0.2%)	(274)	(17.5%)
Income before income taxes	92,707	14.1%	82,426	12.0%	10,281	12.5%
Income taxes	24,389	3.7%	26,002	3.8%	1,613	6.2%
Effective tax rate	26.3%		31.5%		5.2%
Net income including non-controlling interests	68,318	10.4%	56,424	8.2%	11,894	21.1%
Non-controlling interests in subsidiaries’ loss	(36)	—	(29)	—	(7)	(24.1%)
Net income	$68,354	10.4%	$56,453	8.2%	$11,901	21.1%

Basic earnings per share	$0.90		$0.70		$0.20	28.6%
Diluted earnings per share	$0.89		$0.69		$0.20	29.0%
Weighted average shares (basic)	76,242		80,648
Weighted average shares (diluted)	77,059		81,616

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Three months ended March 31,
	2015	2014
Operating income as reported	$90,499	$80,438
Special items (pre-tax):
Rationalization and asset impairment charges (gains) (1)	—	(17)
Venezuela foreign exchange losses (2)	—	17,665
Adjusted operating income (3)	$90,499	$98,086

Net income as reported	$68,354	$56,453
Special items (after-tax):
Rationalization and asset impairment charges (gains) (1)	—	(7)
Venezuela foreign exchange losses (2)	—	17,665
Adjusted net income (3)	$68,354	$74,111

Diluted earnings per share as reported	$0.89	$0.69
Special items	—	0.22
Adjusted diluted earnings per share (3)	$0.89	$0.91

Weighted average shares (diluted)	77,059	81,616

(1)	The three months ended March 31, 2014 include net credits primarily related to the sale of assets at rationalized operations.

(2)
The three months ended March 31, 2014 include the impact of the Venezuelan remeasurement loss related to the adoption of a new foreign exchange mechanism. This remeasurement loss was classified in Selling, general and administrative expenses.

(3)
Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	March 31, 2015	December 31, 2014
Cash and cash equivalents	$289,017	$278,379
Total current assets	1,095,002	1,098,677
Property, plant and equipment, net	423,020	437,209
Total assets	1,921,508	1,939,215
Total current liabilities	608,425	492,419
Short-term debt (1)	167,985	68,166
Long-term debt	3,882	2,488
Total equity	1,179,955	1,285,781

Net Operating Working Capital	March 31, 2015	December 31, 2014
Accounts receivable	$334,928	$321,862
Inventory	332,892	330,840
Trade accounts payable	185,944	202,482
Net operating working capital	$481,876	$450,220

Net operating working capital to net sales (2)	18.3%	16.5%

Invested Capital	March 31, 2015	December 31, 2014
Short-term debt (1)	$167,985	$68,166
Long-term debt	3,882	2,488
Total debt	171,867	70,654
Total equity	1,179,955	1,285,781
Invested capital	$1,351,822	$1,356,435

Total debt / invested capital	12.7%	5.2%
Return on invested capital (3)	20.1%	19.1%

(1)	Includes current portion of long-term debt.

(2)	Net operating working capital to net sales is defined as net operating working capital divided by annualized rolling three months of sales.

(3)	Return on invested capital is defined as rolling 12 months of earnings excluding tax-effected interest divided by invested capital.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three months ended March 31,
	2015	2014
OPERATING ACTIVITIES:
Net income	$68,354	$56,453
Non-controlling interests in subsidiaries’ loss	(36)	(29)
Net income including non-controlling interests	68,318	56,424
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges (gains)	30	(35)
Depreciation and amortization	16,032	17,931
Equity earnings in affiliates, net	(216)	(796)
Pension expense	5,679	2,800
Pension contributions and payments	(21,234)	(22,081)
Other non-cash items, net	(18,562)	23,984
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(25,377)	(43,885)
Increase in inventories	(16,233)	(15,157)
Decrease in trade accounts payable	(12,916)	(12,108)
Net change in other current assets and liabilities	55,069	5,547
Net change in other long-term assets and liabilities	2,194	1,007
NET CASH PROVIDED BY OPERATING ACTIVITIES	52,784	13,631

INVESTING ACTIVITIES:
Capital expenditures	(12,456)	(14,506)
Acquisition of businesses, net of cash acquired	—	(892)
Proceeds from sale of property, plant and equipment	1,187	1,066
Other investing activities	2,024	573
NET CASH USED BY INVESTING ACTIVITIES	(9,245)	(13,759)

FINANCING ACTIVITIES:
Net change in borrowings	101,510	(8,056)
Proceeds from exercise of stock options	1,733	2,956
Excess tax benefits from stock-based compensation	537	1,652
Purchase of shares for treasury	(102,853)	(51,021)
Cash dividends paid to shareholders	(22,329)	(18,623)
Other financing activities	(20)	(2,330)
NET CASH USED BY FINANCING ACTIVITIES	(21,422)	(75,422)

Effect of exchange rate changes on Cash and cash equivalents	(11,479)	(18,888)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	10,638	(94,438)
Cash and cash equivalents at beginning of period	278,379	299,825
Cash and cash equivalents at end of period	$289,017	$205,387

Cash dividends paid per share	$0.29	$0.23

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	North America Welding	Europe Welding	Asia Pacific Welding	South America Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three Months Ended March 31, 2015
Net sales	$412,988	$88,416	$49,250	$37,430	$69,816	$—	$657,900
Inter-segment sales	26,129	3,593	3,270	—	2,011	(35,003)	—
Total	$439,117	$92,009	$52,520	$37,430	$71,827	$(35,003)	$657,900

EBIT (1)	$71,184	$8,748	$3,128	$3,150	$7,549	$199	$93,958
As a percent of total sales	16.2%	9.5%	6.0%	8.4%	10.5%		14.3%
Special items charge (gain)	$—	$—	$—	$—	$—	$—	$—
EBIT, as adjusted (2)(3)	$71,184	$8,748	$3,128	$3,150	$7,549	$199	$93,958
As a percent of total sales	16.2%	9.5%	6.0%	8.4%	10.5%		14.3%
Three months ended March 31, 2014
Net sales	$401,906	$105,406	$61,286	$43,993	$72,471	$—	$685,062
Inter-segment sales	32,943	5,860	4,449	29	2,118	(45,399)	—
Total	$434,849	$111,266	$65,735	$44,022	$74,589	$(45,399)	$685,062

EBIT (1)	$71,411	$9,253	$(631)	$(5,900)	$6,058	$2,891	$83,082
As a percent of total sales	16.4%	8.3%	(1.0%)	(13.4%)	8.1%		12.1%
Special items charge (gain) (4)	$(47)	$39	$(9)	$17,665	$—	$—	$17,648
EBIT, as adjusted (2)	$71,364	$9,292	$(640)	$11,765	$6,058	$2,891	$100,730
As a percent of total sales	16.4%	8.4%	(1.0%)	26.7%	8.1%		14.7%

(1)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)	The primary profit measure used by management to assess segment performance is EBIT, as adjusted. EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

(3)	Asia Pacific Welding EBIT, as adjusted includes a $1,769 gain associated with the liquidation of a foreign subsidiary and the related non-controlling interest.

(4)
Special items in the three months ended March 31, 2014 include net credits primarily related to the sale of assets at rationalized operations and the impact of the Venezuelan remeasurement loss related to the adoption of a new foreign exchange mechanism.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended March 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2014	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2015
Operating Segments
North America Welding	$401,906	$927	$12,471	$4,023	$(6,339)	$412,988
Europe Welding	105,406	3,202	—	(301)	(19,891)	88,416
Asia Pacific Welding	61,286	(9,103)	—	(669)	(2,264)	49,250
South America Welding	43,993	(4,693)	—	21,474	(23,344)	37,430
The Harris Products Group	72,471	4,474	—	(4,589)	(2,540)	69,816
Consolidated	$685,062	$(5,193)	$12,471	$19,938	$(54,378)	$657,900
% Change
North America Welding		0.2%	3.1%	1.0%	(1.6%)	2.8%
Europe Welding		3.0%	—	(0.3%)	(18.9%)	(16.1%)
Asia Pacific Welding		(14.9%)	—	(1.1%)	(3.7%)	(19.6%)
South America Welding		(10.7%)	—	48.8%	(53.1%)	(14.9%)
The Harris Products Group		6.2%	—	(6.3%)	(3.5%)	(3.7%)
Consolidated		(0.8%)	1.8%	2.9%	(7.9%)	(4.0%)